Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 18, 2009, relating to the financial statements of OICco Acquisition I, Inc. for the period ended August 31, 2009, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

December 5, 2009